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Exhibit 10.8

MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT is made and entered into as of the 1st day of June, 2006 by and between HOSTOPIA.COM INC. (the "Company"), and John Nemanic (the "Contractor").

WHEREAS the Company wishes to engage the Contractor to provide the Management Services and desires to enter into an agreement (the "Agreement") embodying the terms of such engagement;

AND WHEREAS the Contractor has accepted such engagement on the basis of the terms and conditions set forth in this Agreement;

IN CONSIDERATION of the recitals and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

1.
Engagement:

  The Company hereby retains the Contractor and the Contractor hereby accepts engagement with the Company for the term of this Agreement set forth in Section 2 below, to provide the Management Services set forth in Section 3 below, and upon all other terms and conditions in this Agreement set forth.

2.
Term:

(a)
The term of engagement pursuant to this Agreement (the "term") shall be for a period of 2 years and 10 months, and shall begin on June 1, 2006 (the "Commencement Date") and shall continue until March 31, 2009, subject to the provisions of this Agreement providing for earlier termination of engagement in certain circumstances.

(b)
The term shall automatically be extended for an additional period of 12 months from and after April 1, 2009 ("Renewal Date") and on each subsequent anniversary of the Renewal Date, unless terminated by either the Company or the Contractor by written notice to the other given at least 180 days prior to the applicable anniversary of the Renewal Date. In the event that such notice is given by the Company and not by the Contractor, Section 6(d) shall not apply and the provisions of Section 6(c) shall thereupon be applicable.

3.
Management Services:

(a)
The services that the Contractor is engaged to provide (the "Management Services"), and that the Contractor agrees to provide, to the Company shall include, without limitation:

(i)
contributing to the development of business strategy and attending monthly strategy sessions with the President and Chief Executive Officer of the Company;

    (ii)
    establishing and maintaining capital markets relations and investor relations;

    (iii)
    identifying international and other business opportunities; and

    (iv)
    liaising with representatives of offshore human resources suppliers, including those suppliers located in Ukraine.

  (b)
  At all times during the term of this Agreement, Contractor may be designated as the Vice President, Business Development of the Company and its subsidiaries. The Contractor in performing the Management Services shall report periodically to the President of the Company as to his results.

  (c)
  Throughout the term of this Agreement, the Contractor shall devote no less than 33% of his time and attention during normal business hours to providing the Management Services, except for vacations and except for illness or incapacity, but, subject to Section 7.

  (d)
  Nothing in this Agreement shall preclude the Contractor from providing services (which may be substantially similar to the Management Services), serving as an officer or as a director of other corporations, from engaging in charitable and public service activities, and from managing his personal investments, provided such activities do not materially interfere with the performance by the Contractor of the Management Services under this Agreement.

4.
Basic Fee for Services:

  For services provided by the Contractor during the term of this Agreement, the Contractor shall be paid a base fee payable monthly, at the annual rate of CAD$66,522 during the term, and for subsequent years, if any, such fee shall be reviewed annually and may be increased at the sole discretion of the Company, taking into account, among other things, individual performance and general business conditions. The base fee shall be payable in U.S. dollars, converted at the U.S. dollar exchange rate A) of 0.86 until March 31, 2007; and B) posted by the Bank of Canada on April 1st of each subsequent year, for each period of time during the term that commences on April 1st and ends on March 31st.

5.
Reimbursement of Business Expenses:

  The Contractor will be reimbursed for all reasonable out-of-pocket expenses incurred for and on behalf of the Company in connection with the conduct of the Company's business upon presentation of sufficient evidence of such expenditures provided such expenditures are deductible to the Company for tax purposes and are authorized expenditures pursuant to policies adopted by the board of directors of the Company from time to time.

6.
Termination of Engagement:

(a)
Death of Contractor.    In the event of the death of the Contractor during the term of this Agreement, the fee will be paid to the Contractor's estate, through the end of the month in which death occurs.

(b)
Disability of Contractor.    The engagement shall terminate automatically upon written notice from the Company in the event of the Contractor's absence or inability to render the Management Services due to disability, illness, incapacity or otherwise for an aggregate 90 days during any one year period. In the event of any such absence or inability, the Contractor shall be entitled to receive the fees provided for herein for the first 30 days thereof.

(c)
Termination by the Company.    In the event of termination by the Company of the engagement of the Contractor hereunder other than for the reasons stated in Section 6(d), the Contractor shall be entitled to continued base fee payments, payable monthly, for a period of 4 months following such termination (notwithstanding that the balance of the term of this Agreement may exceed four months) at the rate in effect immediately prior to such termination.

(d)
Termination by the Company.    In the event of a termination of the engagement of the Contractor for any of the reasons in paragraphs 6(d)(i) to (iv), there will be no continued fee payments by the Company to the Contractor.

(i)
Contractor has been convicted of a criminal offence which would, in the opinion of the Company, reflect negatively on the Company, or has improperly enriched himself at the expense of the Company or has committed an act evidencing dishonesty including without limitation an act of theft.

(ii)
Contractor has been wilfully and grossly negligent, has committed wilful and gross misconduct or has failed to comply with an instruction or directive from the board of directors of the Company.

(iii)
Contractor has breached a material term of this Agreement, including the failure of Contractor to perform any of the Management Services for any reason.

(iv)
Contractor becomes bankrupt or in the event a receiving order (or any analogous order under any applicable law) is made against Contractor or in the event Contractor makes any general disposition or assignment for the benefit of its creditors.

  Prior to any termination for cause due to any occurrence described in subparagraphs 6(d)(ii), (iii) and (v) above, the Company shall notify the Contractor in writing of the particulars of the occurrence upon which termination would be based and shall in such notice advise the Contractor as to whether in the Company's sole discretion the default of the Contractor occasioned by such occurrence is capable of being cured or rectified in full without loss or damage to the Company, in which case the Company shall afford the Contractor a reasonable period of not less than 5 business days in which to cure or rectify such default. In such event and provided the Contractor cures or rectifies such default in full without loss or damage to the Company, the engagement of the Contractor shall not be terminated on the basis of such occurrence.

7.
Non-Competition:

  The Contractor agrees that during the period of engagement with the Company and for a period of 18 months from the last payment of fees to the Contractor by the Company, the Contractor shall not engage in or participate in any business activity that competes, directly or indirectly, with the businesses of the Company, or its subsidiaries or affiliates; provided, however, that the Contractor shall not be precluded from competing with the business of the Company in the event of a termination of engagement as a result of a material breach by the Company of the provisions of this Agreement or in the event that engagement is terminated by the Company other than for cause.

  For purposes of this Section 7, the Contractor shall be deemed to "compete, directly or indirectly" with the businesses of the Company, or its subsidiaries or affiliates if the Contractor is or becomes engaged, otherwise than at the request of the Company, as a principal, director or employee of, or is or becomes associated in a management or ownership, consultant or agent, capacity with, any corporation, partnership or other enterprise or venture whose business includes wholesale, private label web hosting and email services in Canada or the United States, during the 18 month period immediately preceding termination. Contractor shall not be deemed to "compete, directly or indirectly" with the businesses of the Company, or its subsidiaries or affiliates if he becomes associated in a management or ownership, consultant or agent, capacity with, any corporation, partnership or other enterprise or venture, the business of which is competitive to the Company, prior to the date that the businesses of the Company becomes competitive with the business of such corporation, partnership or other enterprise or venture.

  Notwithstanding anything to the contrary contained herein the Contractor may, without being deemed to compete, directly or indirectly, with the businesses of the Company or its subsidiaries or affiliates own not more than 5 percent of any class of the outstanding securities of any such corporation listed on a national securities exchange or traded in the over-the-counter market.

  It is the desire and the intent of the parties that the provisions of this Section 7 shall be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section 7 is adjudicated unenforceable in any jurisdiction, such adjudication shall apply only in that particular jurisdiction in which such adjudication is made.

  The parties recognize that the Company will have no adequate remedy at law for the breach by the Contractor of the covenants provided in this Section 7, and, in the event of such breach, the Company and the Contractor hereby agree that the Company will be entitled to an injunction, a decree of specific performance, mandamus or other appropriate remedy to enforce such covenants.

8.
Non-Solicitation:

  The Contractor agrees that for a period of 24 months following the termination of engagement with the Company for any reason whatsoever, the Contractor will not, whether as principal, agent, employee, employer, director, shareholder or in any other individual or representative capacity, solicit or attempt to retain in any way whatsoever any of the employees of the Company or its subsidiaries or affiliates.

9.
Confidential Information:

(a)
The Contractor agrees not to disclose either while engaged by the Company or at any time thereafter to any person not employed by the Company or not engaged to render services to the Company, any trade secrets or confidential information of or relating to the Company or its subsidiaries and affiliates or its business obtained by the Contractor while engaged by the Company; provided, however, that this provision shall not preclude the Contractor from the use or disclosure of information known generally to the public (other than that which the Contractor may have disclosed in breach of this Agreement) or of information not generally considered confidential or from disclosure required by law or court order in the proper conduct of the Company's business.

(b)
The Contractor also agrees that upon ceasing to be engaged by the Company, the Contractor will not take, without the prior written consent of the board of directors of the Company, any technical report or other document of the Company or its subsidiaries, affiliates and divisions, which is of a confidential nature relating to the Company or its subsidiaries, affiliates and divisions.

(c)
The parties recognize that the Company will have no adequate remedy at law for breach by the Contractor of the covenants provided in this Section 9, and in the event of such breach, the Company and the Contractor hereby agree that the Company shall be entitled to an injunction, a decree of specific performance, mandamus or other appropriate remedy to enforce such covenants.

10.
Ownership of Ideas and Inventions:

  All results of services performed by the Contractor hereunder including without limitation all inventions, ideas, copyrights, trade secrets or otherwise, shall be owned by and be the sole and exclusive property of the Company. The Contractor hereby transfers and assigns all right, title and interest of every nature and kind whatsoever therein to the Company and agrees to execute and deliver such further documents and instruments as may be necessary to fully and effectually give effect thereto.

11.
Indemnity:

  The Contractor shall indemnify and save the Company harmless from and against all claims, actions, losses, expenses, costs or damages of every nature and kind whatsoever which the Company, or its principals, employees or agents (for whom in this regard the Company is acting as trustee and agent) may suffer as a result of the negligence or breach of any covenant herein of the Contractor in the performance or non-performance of this Agreement or as a result of any claims, charges, taxes or penalties the Company may be required to pay in respect of income tax, pension, unemployment insurance, workers' compensation or health care assessment relating to the payment of fees or expenses to the Contractor hereunder.

12.
Notices:

  Any notices, requests, demands or other communications provided for by this Agreement shall be in writing and shall be sufficiently given when and if sent by personal delivery, overnight courier or by facsimile to the party entitled thereto at the address stated below or at such other address as the addresses may have given by similar notice:

  To the Company:

  Hostopia.com Inc.
  5915 Airport Road, 11th Floor
  Mississauga, Ontario L4V 1T1

  Attention: Secretary

  Fax No.: 1 800 979-9587

  To Contractor:

  John Nemanic
  ADPO 0832-1665
  World Trade Center,
  Panama City, Republic of Panama

  Fax No.: 1 800 979-9587

  Any such notice shall be deemed delivered if given by means of personal delivery on the day of delivery thereof or if given by means of overnight courier or facsimile transmission on the first business day following the dispatch thereof.

13.
Entire Agreement:

  This Agreement contains the entire agreement between the parties hereto with respect to matters herein and supersedes all prior agreements and understandings, oral or written, between the parties hereto relating to such matters.

14.
Assignment:

  Except as herein expressly provided, the respective rights and obligations of the Contractor and the Company under this Agreement shall not be assignable by either party without the written consent of the other party and shall enure to the benefit of and be binding upon the Contractor and the Company and their permitted successors or assigns, including, in the case of the Company, any other corporation or entity with which the Company may be merged or otherwise combined or which may acquire the Company or its assets in whole or in substantial part, and, in the case of the Contractor, its legal representatives. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

15.
Legal Fees:

  In the event of any dispute or legal proceeding arising out of or in connection with this Agreement, the party succeeding in such action, whether by judicial decision or settlement, shall be reimbursed by the other party for all legal fees and expenses incurred by the successful party with respect to such dispute or proceeding.

16.
Applicable Law:

  This Agreement shall be deemed a contract under, and for all purposes shall be governed by and construed in accordance with, the laws of the Province of Ontario without regard to the conflict of laws rules thereof. The Company and the Contractor hereby each irrevocably consent and attorn to the jurisdiction of the courts of the Province of Ontario with respect to any dispute or proceeding arising in connection with this Agreement.

17.
Amendment or Modification; Waiver:

  No provision of this Agreement may be amended or waived unless such amendment or waiver is authorized by the Company (including any committee by the board of directors) and is in a writing signed by the Contractor and by a duly authorized officer of the Company. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar breach, condition or provision at the same time or at any prior or subsequent time.

18.
Damages:

  In the event that the Contractor is awarded any damages as compensation for any breach of this Agreement, a breach of any covenant contained in this Agreement (whether express or implied by either law or fact), or any other cause of action based in whole or in part on a breach of any provision of this Agreement or related in any way to the Contractor's engagement hereunder, such damages shall be limited to contractual damages.

19.
Provisions Surviving Termination:

  It is expressly agreed that notwithstanding termination of engagement of the Contractor with and by the Company for any reason or cause or in any circumstances whatsoever, such termination shall be without prejudice to the rights and obligations of the Contractor and the Company, respectively, in relation to or arising up to the time of and including the date of termination, and the provisions of Sections 8, 9, 10, 11, 12, 16, 17, 19, 20 and 22 of this Agreement, all of which shall remain and continue in full force and effect unless and until the board of directors of the Company at its absolute discretion resolves otherwise and so notifies the Contractor in writing.

20.
Force Majeure:

  If, during the term of this Agreement, the conduct or operation of the Company or any entity for which the Contractor is assigned to provide services under this Agreement is in any way hampered, interrupted or interfered with in any manner whatsoever by reason of any present or future statute, law, ordinance, regulation, order, judgment or decree, act of God, earthquake, flood, fire, epidemic, accident, explosion, casualty, lock-out, boycott, strike, labour controversy (including, but not limited to, threat of lock-out, boycott or strike), riot, civil disturbance or armed conflict, act of a public enemy, embargo, delay of common carrier, inability without fault of the Company (or any entity for which the Contractor is assigned to provide services under this Agreement) to obtain sufficient material, labour, transportation, power or other essential commodity required in the conduct of its business or by reason of the death, illness, incapacity or disability of any principal employee of any such entity or by reason of any cause, thing or occurrence not within such entity's control, then the Company may, at its option, suspend the Contractor services for any period during which such event or events of force majeure shall continue and no fees shall accrue or be payable to the Contractor for or during the period of such suspension period. In the event any such suspension shall continue for a period or periods of four (4) weeks in the aggregate, then the Company may elect within ten (10) business days of such suspension to cancel and terminate this Agreement by written notice to the Contractor of such election. In the event of a termination of this Agreement under the provisions of this paragraph, the Company and the Contractor shall be released and discharged from any further obligations hereunder, including any further obligations of the Company for the payment of fees to the Contractor.

21.
Errors and Omissions Insurance:

  The Company shall obtain, directly or through its affiliates, a standard form policy of director's and principal's errors and omissions insurance covering the Contractor if and to the extent available on commercially reasonable terms as reasonably considered and assessed by the board of directors of the Company. Said policy, if obtained, will be subject to such exclusions, deductibles and policy limits as deemed reasonable by the board of directors of the Company. In any event, the Company hereby indemnifies the Contractor and agrees to hold the Contractor safe, harmless, defended and indemnified (to the maximum extent permissible under applicable law, as now exists or as may be hereafter amended) against all claims and liabilities incurred by the Contractor relative to his lawful and authorized performance of the services under this Agreement, except where such claims and liabilities arise because of the Contractor's intentional default or malfeasance, gross negligence, habitual neglect, unlawful conduct or breach of the terms, covenants or conditions of this Agreement.

22.
Severability:

  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

23.
Counterparts:

  This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

24.
References:

  In the event of Contractor's death or a judicial determination of his incompetency, reference in this Agreement to Contractor shall be deemed, where appropriate, to refer to his legal representatives, or, where appropriate, to refer to his beneficiary or beneficiaries.

25.
Captions:

  Captions to the Sections of this Agreement are solely for convenience and no provision of this Agreement is to be construed by reference to the captions of that Section.

26.
Contractor not an Employee:

  The Contractor is not an employee of the Company and shall not be entitled to receive from the Company any salary, wages or other remuneration or employment benefits whatsoever in respect of Management Services provided by Contractor under this Agreement and the Company shall not withhold or deduct taxes, pension, unemployment insurance, workers' compensation, health care assessment and other similar levies in respect of the fee for services to be paid to the Contractor hereunder.

IN WITNESS WHEREOF this Agreement has been executed by a duly authorized officer of the Company and by the Contractor as of the day and year first above written.

HOSTOPIA.COM INC.
Per:	/s/ MICHAEL MUGAN

/s/ JOHN NEMANIC John Nemanic

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MANAGEMENT SERVICES AGREEMENT